                                                                    EXHIBIT 24.1
                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth L. Jensen and Richard B. Von Wald and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign the Registration Statements on Form S-8 relating to the Schuller Corporation 1996 Executive Incentive Compensation Plan and Schuller Corporation 1996 Stock Award Plan and the Schuller Corporation Deferred Compensation Plan and any and all amendments (including post-effective amendments), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



      SIGNATURES                  TITLE                               DA
      ----------                  -----                               ----


/s/ W. Thomas Stephens     Chief Executive Officer, President      June 19, 1996
- ------------------------   and a Director
    W. Thomas Stephens     (Principal Executive Officer)


/s/ Kenneth L. Jensen      Senior Vice President and               June 19, 1996
- ------------------------   Chief Financial Officer
    Kenneth L. Jensen      (Chief Financial Officer)



/s/ John M. Rosebery       Controller                              June 19, 1996
- ------------------------
    John M. Rosebery


/s/ Leo Benatar            Director                                June 19, 1996
- ------------------------
    Leo Benatar


/s/ Robert A. Falise       Director                                June 19, 1996
- ------------------------
    Robert A. Falise


      SIGNATURES                        TITLE                       DATE
      ----------                        -----                       ----

/s/ Todd Goodwin                       Director                  June 19, 1996
- ----------------------------
    Todd Goodwin


/s/ Michael N. Hammes                  Director                  June 19, 1996
- ----------------------------
    Michael N. Hammes


/s/ John Nils Hanson                   Director                  June 19, 1996
- ----------------------------
    John Nils Hanson


/s/ Kathryn Rudie Harrigan             Director                  June 19, 1996
- ----------------------------
    Kathryn Rudie Harrigan


/s/ Louis Klein, Jr.                   Director                  June 19, 1996
- ----------------------------
    Louis Klein, Jr.


/s/ Frank J. Macchiarola               Director                  June 19, 1996
- ----------------------------
    Frank J. Macchiarola


/s/ Christian E. Markey, Jr.           Director                  June 19, 1996
- ----------------------------
    Christian E. Markey, Jr.


                                       Director
- ----------------------------
    William E. Mayer